UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2018

CSW INDUSTRIALS, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	001-37454	47-2266942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5420 Lyndon B. Johnson Freeway, Suite 500

Dallas, Texas 75240

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 884-3777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

CSW Industrials, Inc., a Delaware corporation (the “Company”) and GamCo, LLC previously entered into that certain Consulting Agreement, dated August 1, 2015, between the Company and GamCo, LLC (the “Consulting Agreement”). Michael Gambrell, who serves as a member of the Company’s board of directors, is the managing member and sole employee of GamCo, LLC.

Pursuant to the terms of the Consulting Agreement, the Company provided advisory fees to GamCo, LLC for advisory services in support of strategic projects and initiatives specified by the Company’s Chief Executive Officer. The Consulting Agreement provided that the term of the Consulting Agreement would end on the date that Mr. Gambrell ceased to serve as a director of the Company; however, the Consulting Agreement also allowed either party to terminate the Consulting Agreement at an earlier date.

Effective March 31, 2018, the Company and GamCo, LLC mutually agreed to terminate the Consulting Agreement. Mr. Gambrell’s status as a member of the Company’s board of directors was not impacted by the termination of the Consulting Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2018

By:	/s/ Luke E. Alverson
Name:	Luke E. Alverson
Title:	Senior Vice President, General Counsel & Secretary